Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement File No. 333-29929 of our reports dated April 25, 1996 incorporated by reference in Heilig-Meyers Company Form 8-K/A and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

Atlanta, Georgia
July 21, 1997